SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 ---------------



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):      February 7, 2000
                                                 ---------------------------


                                RMS TITANIC, INC.
                                ----------------
               (Exact name of registrant as specified in charter)



        FLORIDA                    000-24452                59-2753162
        -------                    ---------                ----------
(State or other jurisdiction     (Commission              (IRS Employer
     of incorporation             File Number)          Identification No.)


17 BATTERY PLACE, SUITE 203, NEW YORK, NY                   10004
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(Address of principal executive offices)                 (Zip Code)



Registrant's telephone Number, including area code       (212) 558-6300
                                                   -------------------------



                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5. Other Matters

                         SUMMARY OF SETTLEMENT AGREEMENT
                         Re UNITED STATES DISTRICT COURT
                        LITIGATION DOCKET # 3:99-CV-02401

         On November 26, 1999, Messrs. Geller, Harris, and others, acting via an action by written consent of the holders of a majority of voting rights of the common stock of RMS Titanic, Inc. ("Company") in lieu of a meeting, removed George Tulloch, Allan Carlin, Kurt Hothorn and Paul H. Nargeolet as Directors of the Company and removed Messrs. Tulloch and Carlin as Officers of the Company. The remaining Officers and Directors of the Company were Messrs. Geller and Harris.

         Thereafter, Messrs. Tulloch, Carlin, Hothorn and Nargeolet as plaintiffs brought a legal action in the United States District Court for Connecticut ("Legal Action") against Messrs. Geller, Harris, Joslyn and consenting shareholders seeking to obtain a judicial reversal of the plaintiffs' ouster from power. In commencing the suit, the plaintiffs, without any authority to do so, also used the name of the Company as one of the plaintiffs. The legal action has now been resolved as between the Company, Messrs. Geller, Harris, Joslyn various peripheral defendants and the removed Directors and Officers. As to those defendants who have not yet settled, the Company believes they will be offered the opportunity to exchange releases with the plaintiffs. The resolution of the Legal Action is, for the most part, reflected in a publicly available transcript, which is available in connection with a review of the Legal Action.

         A summary of the resolution of the Legal Action follows: 1

1. A total payment to be shared by Messrs. Tulloch and Carlin of $2,500,000 to compensate them for accrued payments, accrued salary which had been deferred, any monies due under their employment contracts and for their counsel fees;

2. A "window" of time was created for Messrs. Tulloch and Carlin to submit documented requests for reimbursement of business expenses which are the Company's responsibility;

3. Certain 1099 income paid to Mr. Carlin in 1999 will be "reversed" and treated as W-2 income with the Company to make any additional withholding payments to the Internal Revenue Service occasioned by that "reversal" if the payments were not made during the time the 1099 income was being received and the non-payment was contrary to instructions then having been given by Mr. Carlin

         1 The following is intended only as a summary and does not replace or supplant any of the provisions of the actual Settlement Agreement which is on file with the District Court.

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4.       Authority as to each of Messrs.  Tulloch and Carlin to exercise, to the extent not determined to be invalid, options to acquire up to 500,000 shares of the Company's common stock at the strike price previously reflected in Company files. In conjunction with such options, the Company expects to prepare, to the extent permissible and legally proper in an S-8 filing and the stock issued shall be distributed and held in escrow subject to the distribution requirements of Rule 144 of the Securities and Exchange Act;

5. Messrs. Tulloch and Carlin were required to send appropriate letters to "unfreeze" approximately $3,500,000 of corporate funds, which they had, without authorization of the Company, instructed Chase Manhattan Bank could only be used upon their authorization. Messrs. Tulloch and Carlin were also required to provide a list of all Company bank/financial accounts;

6. Messrs. Tulloch and Carlin were required to send appropriate letters to SFX so that the cash flow from SFX to the Company could resume;

7. The Company is to indemnify the former Officers and Directors who participate in the Settlement Agreement to the full extent of applicable law and to the extent of Officers and Directors Liability coverage under the existing Company policy;

8. The Company will, reimburse the costs of health insurance for Messrs. Tulloch and Carlin for a period of eighteen (18) months;

9. The settling plaintiffs will receive a release from the Company and grant a release to the Company subject only to the provisions of the Settlement Agreement;

10. There will be an eighteen (18) month standstill agreement which imposes upon Messrs. Tulloch and Carlin certain obligations not to interfere in Company management without prior approval of both the Board of Directors and the Shareholders;

11. The hard drive on the Central Processing Unit on the desk top computer at the Company used by Mr. Carlin at the Company is to be returned to him after all Company files are encrypted;

12. Although the Settlement Agreement does not contain any non-disparagement provisions, there are contractual limitations on responses which management can make at a subsequent shareholders meeting concerning the prior actions of Messrs. Tulloch and Carlin. There is no prohibition on providing in any SEC required filings all information required to be disclosed by the SEC. Illustrative of the foregoing is that the Settlement Agreement provided for certain limitations as to what comments the Company should make at shareholders meeting as to the prior actions of Messrs. Tulloch and Carlin, i.e. the Company was merely to acknowledge the existence of the Settlement Agreement and to respond to other questions by indicating that the facts and circumstances of the Legal Action and the Settlement Agreement were recited in SEC documents on file;

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13.      For eighteen months,  Messrs. Tulloch and Carlin will discontinue their prior efforts to have the shipwreck RMS Titanic determined to be a monument or to have any government restrict the removal of materials from the Titanic wreck site and/or prevent the return to the Company of any materials retrieved by the Company from the vessel;

14. For various periods of time, up to three years in some instances, Messrs. Tulloch and Carlin will not compete with the business of RMST or to take any steps to challenge or to have removed the rights of the Company as the exclusive Salvor in possession of the vessel;

15. Messrs. Tulloch and Carlin are to return to the Company all of the Company's property, including records and files, under their dominion and control and provide a complete list of Company artifacts which are located anywhere in the world;

16. The Company, upon proper itemization and identification is to return to Messrs. Tulloch and Carlin their personal effects from the Company offices;

17. Messrs. Tulloch and Carlin are to provide, for a three month period at no cost to the company, cooperation in effecting a professional management transfer;

18. Messrs. Tulloch and Carlin are to reasonably provide, at no cost to them, assistance in litigation by or against the Company which arose from actions taken by them;

19. Mr. Carlin is to return to the Company all of monies which he has been holding in his attorney's trust account along with an accounting for such monies;

20. Messrs. Tulloch and Carlin are to discontinue any access to the Company's Internet access site and Mr. Carlin is to sell back to the Company, at his cost, another web site utilizing the name "Titanic" which he purchased for his individual use;

21. The United States District Court is being asked to approve the Settlement Agreement and to maintain continuing and exclusive jurisdiction of the Legal Action for purposes of, among other things, enforcing an alternative dispute resolution provision contained in the Settlement Agreement which is designed to resolve all disagreements arising under the Settlement Agreement; and

22. The settlement is subject to being set aside at the discretion of the Securities and Exchange Commission;


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     RMS TITANIC, INC.
                                                       (Registrant)

                                                 By: /s/ Arnie Geller
                                                 -------------------------
                                                     ARNIE GELLER
                                                     Chief Executive Officer

Date:  February 16, 2000